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                                                                    Exhibit 10.1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (this "Agreement") is entered into on March 31, 2000 between Deluxe Corporation, a Minnesota corporation ("Deluxe"), and eFunds Corporation, a Delaware corporation ("eFunds"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Article I hereof.

                                    RECITALS

         WHEREAS, the Board of Directors of Deluxe has determined that it would be appropriate and desirable to completely separate the eFunds Business from Deluxe;

         WHEREAS, the Boards of Directors of Deluxe and eFunds have each determined that it would be appropriate and desirable for Deluxe to contribute and transfer to eFunds, and for eFunds to receive and assume, directly or indirectly substantially all of the assets and liabilities currently associated with the eFunds Business, including those assets and liabilities currently held directly by Deluxe and the stock or similar interests currently held by Deluxe in subsidiaries and other entities that conduct such business;

         WHEREAS, Deluxe and eFunds intend that the contribution of assets by Deluxe and the assumption of liabilities by eFunds will qualify as a tax-free reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, Deluxe and eFunds currently contemplate that, following the contribution of assets and assumption of liabilities, eFunds will make an initial public offering of an amount of its voting stock that will reduce Deluxe's ownership of eFunds single class of voting stock to not less than 80.1%;

         WHEREAS, Deluxe and eFunds currently contemplate that, several months following such initial public offering, Deluxe will distribute to the holders of its common stock, by means of an exchange offer and/or a pro rata distribution of all of the shares of eFunds common stock owned by Deluxe (the
"Distribution");

         WHEREAS, Deluxe and eFunds intend that the Distribution will be tax-free to eFunds, Deluxe and Deluxe's shareholders under Section 355 of the Code;

         WHEREAS, Deluxe and eFunds intend in this Agreement, including the Exhibits and Schedules attached hereto, to set forth the principal arrangements between them regarding the transfer of assets and liabilities in connection with the separation of the eFunds Business from Deluxe; and

         WHEREAS, Deluxe and eFunds intend that entering into this Agreement will constitute the adoption of a plan of reorganization under Section 368(a)(1)(D) of the Code.
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         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Defined Terms. The following terms, as used herein, shall have the following meanings:

         "Affiliates" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such specified Person; provided, however, that for purposes of this Agreement, (i) Deluxe and its Subsidiaries (other than eFunds and its Subsidiaries) shall not be considered Affiliates of eFunds and (ii) eFunds and its Subsidiaries shall not be considered Affiliates of Deluxe;

         "Assets" means, except for cash and cash equivalents, any and all assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                  (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a security interest, lessor, sublessor, lessee, sublessee or otherwise;

                  (v) all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; and all other investments in securities of any Person;

                  (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

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                  (vii) all notes, loans, accounts receivable and interests as a beneficiary under letters of credit, advances and performance and surety bonds;

                  (viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                  (ix) all Intellectual Property and licenses from third Persons granting the right to use any Intellectual Property;

                  (x) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                  (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  (xii) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                  (xiii) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  (xiv) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority;

                  (xv) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

         "Contracts" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

         "Contribution Date" means March 31, 2000.

         "Deluxe Group" means Deluxe, each Subsidiary and Affiliate of Deluxe and each Person that becomes a Subsidiary or Affiliate of Deluxe after the Contribution Date.

         "eFunds Assets" means all of Deluxe's right, title and interest in and to all Assets that (i) are, except as set forth on Schedule 2.1(c) or as otherwise provided herein, reflected in the

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eFunds Financial Statements and not disposed of by Deluxe after the date thereof and before the Contribution Date (including assets written off or expensed but still used by eFunds) or (ii) are acquired by the eFunds Businesses after the date of the eFunds Financial Statements and would be reflected in the financial statements of eFunds as of the Contribution Date if such financial statements were prepared using the same accounting principles under which the eFunds Financial Statements were prepared, or (iii) are expressly provided by this Agreement to be transferred to eFunds, or (iv) except as otherwise provided by express agreement of the parties, are used exclusively by the eFunds Businesses as of the Contribution Date.

          "eFunds Business" means the business and operations of eFunds as currently conducted by eFunds, iDLX Corporation, eFunds Holding Ltd., Connex Europe SRL, eFunds Overseas, Inc. (f/k/a Deluxe Overseas, Inc.), eFunds Corporation, Deluxe Payment Protection Systems,Inc., Chex Systems, Inc. and Analytic Research Technologies, Inc. (f/k/a Deluxe Analytic Research Technologies, Inc.), and as such business and operations will continue following the Contribution Date.

         "eFunds Financial Statements" means the audited financial statements (including the notes thereto) of eFunds for the year ended December 31, 1999, a copy of which is set forth as Exhibit A hereto.

         eFunds Group. "eFunds Group" means eFunds, each Subsidiary and Affiliate of eFunds immediately after the Contribution Date and each Person that becomes a Subsidiary or Affiliate of eFunds after the Contribution Date.

         "eFunds Liabilities" means all of the Liabilities of eFunds or Deluxe that (i) are, except as otherwise set forth on Schedule 2.2(c) or as otherwise provided herein, reflected in the eFunds Financial Statements and remain outstanding at the Contribution Date, or (ii) arise in connection with the eFunds Businesses after the date of the eFunds Financial Statements and would be reflected in financial statements of eFunds as of the Contribution Date if such financial statements were prepared using the same accounting principles under which the eFunds Financial Statements were prepared, or (iii) are expressly contemplated by this Agreement, the IPO and Distribution Agreement or any Ancillary Agreement (as defined in Section 1.01 of the IPO and Distribution Agreement) and the Exhibits and Schedules referenced or attached hereto and thereto as Liabilities to be transferred to and assumed by eFunds, or (iv) except as otherwise provided in an express agreement of the parties, are related to or arise out of or in connection with the eFunds Assets, or (v) except as otherwise provided in an express agreement of the parties, are related to or arise out of or in connection with the eFunds Businesses.

         "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         "Intellectual Property" means all domestic and foreign patents and patent applications, together with any continuations, continuations-in-part or divisional applications thereof, and all patents issuing thereon (including reissues, renewals and re-examinations of the foregoing);

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design patents, invention disclosures; mask works; copyrights, and copyright applications and registrations; Web addresses, trademarks, service marks, trade names, and trade dress, in each case together with any applications and registrations therefor and all appurtenant goodwill relating thereto; trade secrets, commercial and technical information, know-how, proprietary or confidential information, including engineering, production and other designs, notebooks, processes, drawings, specifications, formulae, and technology; computer and electronic data processing programs and software (object and source code), data bases and documentation thereof; inventions (whether patented or not); utility models; registered designs, certificates of invention and all other intellectual property under the laws of any country throughout the world.

         "IPO and Distribution Agreement" means the Initial Public Offering and Distribution Agreement entered into between Deluxe and eFunds on the date hereof.

         "IPO Effective Date" means the date on which the IPO Registration Statement is declared effective by the Securities and Exchange Commission.

         "IPO Registration Statement" means the registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission registering the shares of common stock of eFunds to be issued in the initial public offering, together with all amendments thereto.

         "Liabilities" means any and all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Separation" means the transfer and contribution from Deluxe to eFunds, and eFunds's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the eFunds Business.

         "Subsidiary" means, with respect to any Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members of the board of directors or similar governing body. Unless the context otherwise requires, with reference to Deluxe and its Subsidiaries, the term "Subsidiary" shall not include eFunds or any Subsidiary of Deluxe that will be transferred to eFunds after giving effect to the Separation.

                                   ARTICLE II
                           CONTRIBUTION AND ASSUMPTION

         Section 2.1 Contribution of Assets.

         (a) On the Contribution Date, Deluxe hereby transfers to eFunds all of its right, title and interest in and to the eFunds Assets in the following order:

                  (i) all of the issued and outstanding capital stock of iDLX Corporation, a Delaware corporation;

                  (ii) all of the issued and outstanding capital stock of eFunds Holdings Ltd., a United Kingdom corporation;

                  (iii) the one percent (1%) ownership interest in Connex Europe SRL, a corporation organized under the laws of Italy, held by Deluxe;

                  (iv) all of the issued and outstanding capital stock of eFunds Overseas, Inc., a Minnesota corporation;

                  (v) all of the issued and outstanding capital stock of eFunds Corporation , a California corporation;

                  (vi) all of the issued and outstanding capital stock of Deluxe Payment Protection Systems, Inc., a Delaware corporation;

                  (vii) all of the issued and outstanding capital stock of Chex Systems, Inc., a Minnesota corporation;

                  (viii) all of the issued and outstanding capital stock of Analytic Research Technologies, Inc., a Minnesota corporation; and

                  (ix) all other eFunds Assets, including without limitation, the Assets listed on Schedule 2.1 hereto.

         (b) On the Contribution Date, Deluxe shall contribute to eFunds cash and/or cash equivalents in the aggregate amount of $-0-.

         (c) Notwithstanding anything to the contrary contained herein, the eFunds Assets shall not include any of the Assets set forth on Schedule 2.1(c) hereto (the "Excluded Assets") .

         (d) In the event that at any time or from time to time (whether prior to, on or after the Contribution Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other person pursuant to this Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the

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Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

         Section 2.2 Assumption of Liabilities.

         (a) Effective as of the Contribution Date, eFunds hereby assumes and agrees on a timely basis to pay, perform, satisfy and discharge, or will cause the eFunds Subsidiaries to pay, perform, satisfy and discharge all the eFunds Liabilities, in accordance with their respective terms, including, without limitation, the liabilities set forth on Schedule 2.2(a) hereto.

         (b) eFunds and Deluxe agree that to the extent that Deluxe entered into a lease with a third party dated prior to the Contribution Date pursuant to which Deluxe agreed to lease machinery and/or equipment for use by the eFunds Businesses, upon identification of any such lease, eFunds will be deemed to have entered into a sublease with Deluxe with terms identical or as similar as possible to such original lease pursuant to which eFunds will sublease from Deluxe that portion of the machinery and/or equipment used by the eFunds Businesses covered under such original lease.

         (c) Notwithstanding anything to the contrary contained herein, eFunds shall not assume any of the Liabilities set forth on Schedule 2.2(c) hereto.

         (d) Notwithstanding anything herein to the contrary, any nonrecurring costs and expenses incurred by the parties hereto to effect the transactions contemplated hereby which are not allocated pursuant to the terms of this Agreement or the IPO and Distribution Agreement shall be the responsibility of the party which incurs such costs and expenses.

         Section 2.3 Methods of Transfer and Assumption.

         (a) eFunds and Deluxe agree that transfers of Assets set forth in
Section 2.1 hereof shall be effected by delivery by Deluxe or one of its Subsidiaries to eFunds or one of its Subsidiaries, as the case may be of (a) with respect to those eFunds Assets which are evidenced by capital stock certificates or similar instruments, certificates duly endorsed in blank or accompanied by stock powers or other instruments of assignment executed in blank or (b) with respect to all other eFunds Assets owned by Deluxe (or its Subsidiaries), such good and sufficient instruments of contribution, conveyance, assignment and transfer, in form and substance reasonably satisfactory to Deluxe and eFunds, as shall be necessary to vest in eFunds or its Subsidiaries, as the case may be, all of Deluxe's title and ownership interest in and to any such eFunds Asset

         (b) To the extent necessary, the assumption of the Assumed Liabilities contemplated pursuant to Section 2.2 hereof shall be effected by delivery by eFunds to Deluxe of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to Deluxe and eFunds as shall be necessary for the assumption by eFunds of the Assumed Liabilities.

         (c) Each of the parties hereto also agrees to deliver to any other party hereto such other documents, instruments and writings as may be reasonably requested by such other party hereto in connection with the transactions contemplated hereby.

         (d) NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, THE TRANSFERS AND ASSUMPTIONS REFERRED TO IN THIS ARTICLE II AND THE SEPARATION OF THE EFUNDS BUSINESS FROM DELUXE ARE BEING MADE WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY NATURE (I) AS TO THE VALUE OR FREEDOM FROM ENCUMBRANCE OF ANY ASSETS, (II) AS TO ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER MATTER CONCERNING ANY ASSETS, OR (III) AS TO THE LEGAL SUFFICIENCY TO CONVEY TITLE TO ANY ASSETS. The instruments of transfer or assumption referred to in this Section 2.3 shall not include any separate representations and warranties. Deluxe and eFunds hereby acknowledge and agree that all eFunds Assets are being transferred "AS IS, WHERE IS." eFunds shall bear the economic and legal risks that any conveyances of the eFunds Assets to eFunds shall prove to be insufficient or that eFunds's or any of its Subsidiary's title to any of the eFunds Assets which they currently own (or, after giving effect to the transfers contemplated by this Agreement, will own) shall be other than good and marketable and free from encumbrances, and Deluxe shall bear the economic and legal risk that any conveyances of Excluded Assets to Deluxe shall be other than good and marketable and free from encumbrances.

         (e) Deluxe and eFunds hereby further acknowledge and agree that in the event and to the extent that there is any conflict between the provisions of this Agreement and the provisions of any of the instruments of transfer or assumption referred to in this Section 2.3, the provisions of this Agreement shall control except where a specific conveyancing instrument specifically provides that such instrument shall control over this Section 2.3 and refers to this specific Section 2.3 by number.

         (f) The parties intend to complete the transfer of all eFunds Assets and the assumption of all eFunds Liabilities effective on or prior to the Contribution Date but, to the extent that any such transfers and assumptions are not completed prior to the Contribution Date, the parties shall take all actions reasonably necessary or appropriate to complete such transactions as promptly thereafter as possible. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect prior to the Contribution Date, there may exist
(i) Assets that the parties discover were, contrary to the agreements between the parties, by mistake or omission, transferred to eFunds or retained by Deluxe or (ii) liabilities that the parties discover were, contrary to the agreements between the parties, by mistake or omission, assumed by eFunds or not assumed by eFunds. The parties shall, between the Contribution Date and the date the Distribution occurs, cooperate in good faith to effect the transfer or re-transfer of such Assets, and/or the assumption or re-assumption of such liabilities, to or by the appropriate party and shall not use the determination of remedial actions contemplated herein to alter the original intent of the parties hereto with respect to Assets to be transferred to or the liabilities to be assumed by eFunds. Each party shall reimburse the other or make other financial adjustments (e.g., without limitation, cash reserves)

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or other adjustments to remedy any mistakes or omissions relating to any of the
Assets transferred hereby or liabilities assumed hereby.

         Section 2.4 Nonassignable Contracts. Notwithstanding anything contained herein to the contrary, this Agreement shall not constitute an agreement to assign any Asset or assume any Liability if an assignment or assumption or attempted assignment or assumption of the same without the consent of another Person would constitute a breach thereof or in any way impair the rights of a party thereunder (including a party hereunder) or give to any third party any rights with respect thereto. If any such consent is not obtained or if any attempted assignment or assumption would be ineffective or would so impair a party's rights with respect to any such Asset or Liability so that the party entitled to the benefits (including relief from Liability) associated with such purported transfer (the "Intended Transferee") would not receive all of such benefits, then, as appropriate, (w) the party purporting to make such transfer (the "Intended Transferor") shall use commercially reasonable efforts to provide or cause to be provided to the Intended Transferee, to the extent permitted by law, the benefits of any such Asset or Liability (x) the Intended Transferee, to the extent permitted by law, shall use commercially reasonable efforts to assume such Liability so that the Intended Transferor is relieved therefrom, (y) the Intended Transferor shall promptly pay or cause to be paid to the Intended Transferee when received all moneys received by the Intended Transferor with respect to any such Asset and (y) the Intended Transferee shall pay, perform and discharge on behalf of the Intended Transferor all of the Intended Transferor's Liabilities thereunder in a timely manner and accordance with the terms thereof which it may do without breach. In addition, the Intended Transferor and Intended Transferee, as the case may be, shall take such other actions as may be reasonably be requested by the other party in order to place the (i) Intended Transferee, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to the Intended Transferee and (ii) Intended Transferor, insofar as reasonably possible, in the same position as if such Liability had been transferred as contemplated hereby so that the Intended Transferor shall be relieved therefrom. If and when such consents and approvals are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement.

         Section 2.5 Novation of Assumed eFunds Liabilities.

         (a) Each of Deluxe and eFunds, at the request of the other, shall use their reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any federal government contract) or assign all rights and obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute eFunds Liabilities or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the eFunds Group, so that, in any such case, eFunds and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that neither Deluxe, eFunds nor their Subsidiaries shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

         (b) If Deluxe or eFunds is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Deluxe Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, eFunds shall, as agent or subcontractor for Deluxe or such other Person, as the case may be, pay, perform and discharge fully, or cause to be paid, transferred or discharged all the obligations or other Liabilities of Deluxe or such other Person, as the case may be, thereunder from and after the date hereof. Deluxe shall, without further consideration, pay and remit, or cause to be paid or remitted, to eFunds or its appropriate Subsidiary promptly all money, rights and other consideration received by it or any member of its respective Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Deluxe shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its respective Group to eFunds without payment of further consideration and eFunds shall, without the payment of any further consideration, assume such rights and obligations.

         (c) In the event that Deluxe and eFunds are not able to obtain a novation or other unconditional release of Deluxe's obligations with respect to the eFunds Liabilities prior to the IPO Effective Date, Deluxe and eFunds shall enter into an Indemnification Agreement in substantially the form attached hereto as Exhibit A on or prior to the IPO Effective Date.

         Section 2.6 Use of "Deluxe" Name. eFunds covenants and agrees that it will use all commercially reasonable efforts to take any and all actions necessary or appropriate to remove the word "Deluxe" or any variation thereof from the name of any Subsidiary of eFunds as soon as practicable. In furtherance, and not in limitation of the foregoing, eFunds shall use commercially reasonable efforts to obtain any approval or consent from all Governmental Authorities necessary or appropriate to remove the name "Deluxe" from each Subsidiary of eFunds. Notwithstanding the foregoing, no later than six months after the date the Distribution occurs, no Subsidiary of eFunds shall use the word "Deluxe" or any variation thereof in its name or business.

                                   ARTICLE III
                                 INDEMNIFICATION

         Section 3.1. Indemnification by eFunds. eFunds shall jointly and severally indemnify in full Deluxe and each of its Subsidiaries and their respective officers, directors, employees, agents and representatives (the "Deluxe Indemnitees") and hold them harmless against any and all losses, liabilities, deficiencies, damages, expenses or costs (including reasonable legal and other external advisors fees and expenses) (each an "Indemnifiable Loss"), resulting from, relating to or arising, whether prior to or following the Contribution Date, out of or in connection with (a) the eFunds Assets and the eFunds Liabilities and/or (b) eFunds's conduct of its business and affairs after the Contribution Date. Any indemnification payment made under this

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Agreement shall be characterized for tax purposes as if such payment were made immediately prior to the Contribution Date.

         Section 3.2. Indemnification Procedures.

         (a) If a claim or demand for an Indemnifiable Loss is made against a Deluxe Indemnitee by any Person who is not a party to the this Agreement (a "Third Party Claim") as to which such Deluxe Indemnitee is entitled to indemnification pursuant Section 1 hereof, such Deluxe Indemnitee shall give eFunds notice of such Third Party Claim, as promptly as practicable, but in any event no later than 15 days of the receipt by the Deluxe Indemnitee of such notice; provided, however, that the failure to provide such notice shall not release eFunds from any of its obligations under this Agreement except to the extent eFunds is materially prejudiced by such failure and shall not relieve eFunds from any other obligation or liability that it may have to any Deluxe Indemnitee otherwise than under this Agreement. If eFunds acknowledges in writing its obligations to indemnify the Deluxe Indemnitee hereunder against any Indemnifiable Losses that may result from such Third Party Claim, then eFunds shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, subject to the approval of the Deluxe Indemnitee (which approval shall not be unreasonably withheld or delayed), if it gives notice of its intention to do so to the Deluxe Indemnitee within 15 days of the receipt of such notice from the Deluxe Indemnitee (or such shorter period as may be required to avoid a default in responding to the assertion of the Third Party Claim in any tribunal before which such claim has been brought); provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Deluxe Indemnitee for the same counsel to represent both the Deluxe Indemnitee and eFunds, then the Deluxe Indemnitee shall be entitled to retain its own counsel, in each jurisdiction for which the Deluxe Indemnitee determines counsel is required to participate in such defense, at the expense of eFunds. In the event eFunds exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Deluxe Indemnitee shall cooperate with eFunds in such defense and make available to eFunds, at the eFunds's expense, all witnesses, pertinent records, materials and information in the Deluxe Indemnitee's possession or under the Deluxe Indemnitee`s control relating thereto as is reasonably required by eFunds, subject to reimbursement of reasonable out-of-pocket expenses. Similarly, in the event the Deluxe Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, eFunds shall cooperate with the Deluxe Indemnitee in such defense and make available to the Deluxe Indemnitee all such witnesses, records, materials and information in eFunds's possession or under eFunds's control relating thereto as is reasonably required by the Deluxe Indemnitee, subject to reimbursement of reasonable out-of-pocket expenses. No such Third Party Claim may be settled by eFunds without the prior written consent of the Deluxe Indemnitee (which shall not be unreasonably withheld or delayed) unless such settlement is solely for money and includes an unconditional release of each Deluxe Indemnitee from any and all Indemnifiable Losses arising out of such action, claim, suit or proceeding and would not otherwise adversely affect the Deluxe Indemnitee. No such Third Party Claim may be settled by the Deluxe Indemnitee without the prior written consent of eFunds which shall not be unreasonably withheld or delayed.

         (b) All Deluxe Indemnitees (other than Deluxe) shall, as a condition of their rights to indemnification hereunder, be deemed to have granted Deluxe an irrevocable power of attorney, coupled with an interest, with respect to all matters for which any determination may be made, action may be taken or consent may be given or withheld under this Section 2, including, without limitation, any determination regarding selection of counsel and any consent regarding settlement, and any such determination, action or consent made, taken, given or withheld by such party shall be binding up such Deluxe Indemnitee as if made, taken, given or withheld by such Deluxe Indemnitee personally.

         (c) Notwithstanding the foregoing, eFunds shall not be entitled to assume the defense of any Third Party Claim and shall be liable for the fees and expenses of counsel incurred by the Deluxe Indemnitee in defending such Third Party Claim if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Deluxe Indemnitee which the Deluxe Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, eFunds shall be entitled to assume the defense of the portion relating to money damages.

         (d) In the event any Deluxe Indemnitee should have a claim against eFunds that does not involve a Third Party Claim, the Deluxe Indemnitee shall deliver a notice of such claim with reasonable promptness to eFunds. If eFunds notifies the Deluxe Indemnitee that it does not dispute the claim described in such notice or fails to notify the Deluxe Indemnitee within 20 business days after delivery of such notice by the Deluxe Indemnitee whether eFunds disputes the claim described in such notice, the Indemnifiable Loss in the amount specified in the Deluxe Indemnitee's notice will be conclusively deemed a liability of eFunds and eFunds shall pay the amount of such Indemnifiable Loss to the Deluxe Indemnitee on demand. If eFunds has timely disputed the liability with respect to such claim, the Chief Financial Officer of eFunds and the Chief Financial Officer of Deluxe will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such individuals within 20 days after the delivery of the Deluxe Indemnitee's notice of such claim, such dispute shall be resolved fully and finally in Minneapolis, Minnesota, by an arbitrator selected pursuant to and an arbitration governed by Commercial Arbitration Rules of the American Arbitration Association, as modified herein. The parties will jointly appoint a mutually acceptable independent arbitrator, seeking assistance in such regard from the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction. Each of Deluxe, on the one hand, and eFunds, on the other, shall bear its own fees and expenses in connection with such arbitration and shall bear 50% of the fees and expenses of the arbitrator.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1 Entire Agreement. This Agreement, the IPO and Distribution Agreement, and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         Section 4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its conflicts of laws principles.

         Section 4.3 Notices. All notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served, (a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subsection (c) below; or (b) on the next business day after delivery to a nationally recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fifth (5th) day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses or to such other address as the party to be notified shall have specified to the other party in accordance with this section:

         If to Deluxe:

                  Deluxe Corporation
                  3680 Victoria Street North
                  Shoreview, Minnesota 55126
                  Attn: Chief Financial Officer
                  Facsimile:
                  Copy to: General Counsel
                  Facsimile:

         If to eFunds:

                  eFunds Corporation
                  400 West Deluxe Parkway
                  P.O. Box 12536
                  Milwaukee, Wisconsin 53212
                  Attn: Chief Financial Officer
                  Facsimile:
                  Copy to: General Counsel
                  Facsimile:

         Section 4.4 Parties in Interest. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 4.5 Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 4.6 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto.

         Section 4.7 Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 4.8 No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 4.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         Section 4.10 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors, rights generally and general equity principles.

         Section 4.11 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an

Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties has caused the Assignment and Assumption Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                                   DELUXE CORPORATION


                                                   By: /s/ John LeFevre
                                                       -------------------------
                                                   Name: John LeFevre
                                                   Title:  Senior Vice President



                                                   EFUNDS CORPORATION

                                                   By: /s/ John A. Blanchard III
                                                       -------------------------
                                                   Name:  John A. Blanchard III
                                                   Title:Chief Executive Officer